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                                                                     Exhibit 5.1

                     [LETTERHEAD OF ANDREWS & KURTH L.L.P.]

                                October 25, 1999




Heritage Propane Partners, L.P.
8801 South Yale Avenue, Suite 310
Tulsa, Oklahoma 74137

Gentlemen:

                 We have acted as special counsel to Heritage Propane Partners, L.P., a Delaware limited partnership (the "Partnership") in connection with the Partnership's offer and sale of up to an aggregate of 1,380,000 common units representing limited partner interests in the Partnership (the "Common Units") pursuant to the Partnership's Registration Statement on Form S-3 (Registration No. 333-86057) (the "Registration Statement").

                 As the basis for the opinions hereinafter expressed, we have examined such statutes, regulations, corporate records and documents, certificates of corporate and public officials, and other instruments as we have deemed necessary or advisable for the purposes of this opinion. In such examination we have assumed the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies.

                 Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that:

         1. the Partnership has been duly formed and is validly existing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act"); and

         2. the Common Units will, when issued and paid for as described in the Registration Statement, as supplemented by the prospectus supplement relating to the offer and sale of the Common Units, be duly authorized, validly issued, fully paid (to the extent required under the Partnership's partnership agreement) and nonassessable (except as such nonassessability may be affected by certain provisions of the Delaware Act).
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Heritage Propane Partners, L.P.
October 25, 1999
Page 2


         We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K of the Partnership, the incorporation by reference of this opinion by the Registration Statement and the reference to our firm under the caption "Validity of Common Units" in the prospectus supplement forming a part of the Registration Statement. The issuance of this consent does not concede that we are an "expert" for the purposes of the Securities Act of 1933.

                                        Sincerely,



                                        /s/ Andrews & Kurth L.L.P.